Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Hydro One Holdings Limited and Hydro One Limited of our report dated February 20, 2018, relating to the financial statements of Avista Corporation, appearing in the Current Report on Form 6-K of Hydro One Limited filed on June 8, 2018.

We also consent to the reference to us under the heading “Auditors” in the prospectus included in this Amendment No. 1 to the Registration Statement.

/s/ Deloitte & Touche LLP

Seattle, Washington

November 23, 2018